Exhibit 5.2

155 Seaport Boulevard Boston, MA 02210-1000, UNITED STATES OF AMERICA 617.832.1000 main 617.832.7000 fax

October 27, 2026

Sensata Technologies Holding plc

529 Pleasant Street

Attleboro, Massachusetts 02703

Re: Shelf Registration Statement on Form S-3

To the Addressee:

We have acted as special counsel to Sensata Technologies Holding plc, a public limited company incorporated under the laws of England and Wales (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof.

You have provided us with a draft of the Registration Statement in the form in which it will be filed with the Commission. The Registration Statement includes a base prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus provides for the offering of an unspecified amount of the following securities: (i) ordinary shares of the Company with a nominal value of EUR 0.01 per share (“Ordinary Shares”), (ii) warrants to purchase Ordinary Shares (“Warrants”), and (iii) units which may include or be convertible into or exercisable or exchangeable for Ordinary Shares or Warrants (“Units”). The Ordinary Shares, Warrants, and Units are collectively referred to as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 promulgated under the Act, in amounts, at prices and on terms to be determined at the time of the offering thereof.

The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a third party to be identified therein as warrant agent or directly issued by the Company to the purchasers of such Warrants. The Units may be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a third party to be identified therein as unit agent or directly issued by the Company to the purchasers of such Units.

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Sensata Technologies Holding plc

October 27, 2026

We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have not independently verified such factual matters.

In expressing our opinions below, we have assumed, with your consent, that:

(a) the Registration Statement (including any and all required post-effective amendments thereto) will have become effective under the Act and will comply with all applicable laws;

(b) the Registration Statement (including any and all required post-effective amendments thereto) will be effective under the Act and will comply with all applicable laws at the time the Securities are offered or sold as contemplated by the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

(c) no stop order suspending the effectiveness of the Registration Statement (including any and all required post-effective amendments thereto) will have been issued and remain in effect;

(d) a Prospectus Supplement describing the Securities offered thereby and the offering thereof and complying with all applicable laws will have been prepared and filed with the Commission;

(e) the Securities will be offered and sold in the form and with the terms set forth in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s) and the organizational documents of the Company, as applicable;

(f) the Securities will be offered and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

(g) the Securities offered and sold do not and will not violate any applicable law or the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company;

(h) the Company will have obtained any and all legally required consents, approvals, authorizations, and other orders of the Commission and any and all other regulatory authorities and other third parties necessary to offer and sell the Securities being offered;

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October 27, 2026

(i) the Securities offered and sold will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

(j) a definitive purchase, underwriting or similar agreement (each a “Purchase Agreement”) with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(k) any Securities or other securities issuable upon conversion, exchange or exercise of any Security being offered and sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise.

Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of: (a) any bankruptcy, insolvency, reorganization, preference, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally (including, without limitation, Sections 547 and 548 of the United States Bankruptcy Code); (b) general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (c) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification or contribution to a party with respect to a liability where such indemnification or contribution is contrary to applicable law or public policy; (d) public policy considerations that may limit the rights of parties to obtain certain remedies, (e) any provision for economic remedies to the extent such provisions are deemed to constitute a penalty rather than a reasonable measure of liquidated damages, (f) consents to, choices or restrictions upon, governing law, jurisdiction, forum, venue (including waivers of forum non conveniens), arbitration, remedies or judicial relief, (g) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (h) any set-off rights or any matter relating to any lien or security interest, (i) advance waivers of claims, defenses or rights granted by law, or of notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (j) waivers of broadly or vaguely stated rights, (k) provisions for exclusivity, election or cumulation of rights or remedies, (l) provisions authorizing or validating conclusive or discretionary determinations, (m) proxies, powers and trusts, (n) provisions prohibiting, restricting or requiring consent to assignment or transfer of any right or property, (o) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (p) the severability of provisions to the foregoing effect, if invalid, (q) provisions that require that waivers or amendments be made only in writing or (r) compliance with any usury laws.

We express no opinion as to (a) the securities or “Blue Sky” laws of any state to the offer or sale of the Securities (b) the antifraud provisions of the securities or other laws of any jurisdiction.

Sensata Technologies Holding plc

October 27, 2026

We have assumed, with your consent, that: (a) the Warrants and any related Warrant Agreement, and the Units and any related Unit Agreement (collectively, the “Documents”) will be governed by the internal laws of the State of New York; (b) each of the Documents will be duly authorized, executed and delivered by the parties thereto; (c) each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms; and (d) the status of each of the Documents as legally valid and binding obligations of the parties thereto will not be affected by any (i) breaches of, or defaults under, any agreements or instruments, (ii) violations of any statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, any governmental authorities or other third parties.

We are opining herein only as to the federal laws of the United States and the internal laws of the State of New York, in each case as in effect on the date of this opinion, and we express no opinion with respect to the laws of any other jurisdiction or any political subdivision of such state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When (a) a Warrant Agreement has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors (or equivalent governing body) of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such Warrant Agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Warrants (including any Ordinary Shares underlying such Warrants) have been duly established in accordance with such Warrant Agreement and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors (or equivalent governing body) of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Warrants), and (c) the Warrants have been duly executed, issued and delivered against payment therefor in accordance with such Warrant Agreement, the applicable Purchase Agreement and all applicable law, such Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. When (a) a Unit Agreement has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors (or equivalent governing body) of the Company of a resolution duly authorizing the execution and delivery of such Unit Agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of the related Units (including any Securities underlying such Units) have been duly established in accordance with such Unit Agreement and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors (or equivalent governing body) of the Company of a resolution in form and content as required by

Sensata Technologies Holding plc

October 27, 2026

applicable law duly authorizing the issuance and delivery of the Units), and such (c) Units have been duly executed, issued and delivered against payment therefor in accordance with such Unit Agreement, the applicable Purchase Agreement and all applicable law, such Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion is to be relied upon only in connection with the offer and sale of the Securities while the Registration Statement and any and all required post-effective amendments thereto are effective.

This opinion is based upon currently existing statutes, rules and regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

This opinion letter shall be interpreted in accordance with the Core Opinion Principles jointly issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section and the Working Group on Legal Opinions Foundation as published in 74 Business Lawyer 815 (2019).

This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to applicable provisions of the Securities Act. This opinion may not be used, quoted, relied upon, or referred to for any other purpose nor may this opinion be used, quoted, relied upon, or referred to by any other person, for any purpose, without our prior written consent.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

FOLEY HOAG LLP

By:	/s/ Daniel S. Clevenger
A Partner